DATED 6th MAY 1999





                                 24STORE LIMITED

                                       and

                                  MARTIN CLARKE






                     --------------------------------------

                                SERVICE AGREEMENT

                     --------------------------------------









                                    PHILLIPS
                                 Wolverton Court
                               15/16 London Street
                                   Basingstoke
                                Hampshire RG21 7NT

                              Tel : (01256) 460830
                              Fax : (01256) 364333

THIS AGREEMENT is made on 6th May 1999

BETWEEN

(1) 24STORE LIMITED a company registered in England with number 3605559 whose registered office is at Cyberia House, Church Street, Basingstoke, Hampshire, RG21 7QN ("the Company') and

(2) MARTIN CLARKE of Kingston N. Reading Road North, Fleet, Hampshire, GU13 8HR ("the Appointee")

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.      DEFINITIONS
        -----------

In this Agreement:

(a) "Associated Company" means a company which is from time to time a subsidiary or a holding company of the Company or a subsidiary, (other than the Company) of a holding company of the Company. In this definition "subsidiary" and "holding company" have the same meanings as in Section 736 of the Companies Act 1985, as originally enacted; and

(b) the "Board" means the Board of Directors from time to time of the Company.

(c) unless otherwise stated and except in clause 18 below, a reference to the employment of the Appointee is to his employment by the Company, under this Agreement.

(d) unless the context otherwise requires, words in the singular include the plural and vice versa, and a reference to a person includes a reference to a body, corporate and to an incorporated body of persons;

(e) a reference to a statute or statutory provisions includes a reference to that statute or provision as from time to time modified or re-enacted.

2.      APPOINTMENT AND TERM
        --------------------

2.1 The Appointee will be employed by the Company as the joint Managing Director of the Company.

2.2 His employment is deemed to have begun on 9th July 1990 and will continue, subject to the terms of this Agreement until determined by, either party giving to the other not less than six (6) months' written notice expiring not earlier than two (2) years after the date hereof

2.3 The Appointee Warrants to the Company that by entering into these or any other arrangements made or to be made between the Company or any Associated Company and him, he will not be in breach of any, express or implied terms of any contract with or other obligation to any third party binding on him, including without limitation the provisions of any restrictive covenants or confidentiality obligations, arising out of any employment with any other employer or former employer.

3.      DUTIES ETC.
        -----------

3.1     During the continuance of his employment the Appointee will

        (a) perform such duties as may from time to time be assigned to him by the board of directors of the Company, whether those duties relate to the business of the Company or to the business of any Associated Company;

        (b) in all respects comply with directions given by or under the authority of the Board;

        (c) use all reasonable endeavours to promote the interests of the Company; and

        (d) unless prevented by incapacity, devote the whole of his time, attention and ability during his agreed hours of work to the performance of his duties under this Agreement.

        PROVIDED ALWAYS that the Appointee shall not be expected to carry out such duties which would not be in the normal course of business considered to be commensurate with that of a Managing Director.

3.2 The agreed hours of work of the Appointee will be normal business hours and such other hours as may be required for the proper performance of his duties under this Agreement; and he will perform those duties at such place or places in the United Kingdom as the Board may from time to time determine but he shall not be required (except for occasional visits in the ordinary course of his duties) to go to or reside in other parts of the world.

4.      SALARY
        ------

4.1 During the continuance of his employment the Appointee will be entitled to a salary at the rate of (pound)95,000 per annum (or such higher rate as may from time to time be agreed between the parties).

4.2 The Appointee's salary will accrue from day to day, be payable by equal monthly instalments on the last day of each month, and be inclusive of any remuneration to which he may be or become entitled as a director of the Company or of any of its subsidiaries or associates for the time being.

4.3 The Appointee shall not be entitled to any other salary or fees as an executive director or employee of the Company or any Associated Company and the Appointee shall, as the Company may direct, either waive his right to any such salary or fees or account for the same to the Company.

5.      PENSION AND MEDICAL INSURANCE
        -----------------------------

5.1 The Company will contribute the sum of(pound)1,000 (gross) per month to the Appointee's pension scheme during the continuance of his employment.

5.2 The Company shall subscribe on behalf of and for the benefit of the Appointee to a scheme providing benefits at such level as the Company shall determine for medical and surgical treatment with BUPA or such other comparable scheme which the Company may adopt from time to time. If the Appointee, by notice in writing to the Company, so elects, the Company shall arrange for the spouse and any child (including adopted child) of the Appointee (for so long as such child has not attained the age of 18) to be admitted to membership of the scheme.

6.      EXPENSES
        --------

6.1 The Company will reimburse the Appointee all reasonable travelling, hotel. Entertainment and other out-of-pocket expenses (including all costs associated with the use of his mobile phone) properly incurred by him in the performance of his duties under this Agreement against production by him to the Company of the relevant invoices and receipts.

6.2 Where the Company issues a company sponsored credit or charge card to the Appointee he shall use such card only for those expenses which are reimbursable pursuant to clause 6.1. The Company reserves the right in its absolute discretion to withdraw the use of such card(s) from the Appointee at any time without assigning any reason therefor.

7.      HOLIDAYS
        --------

        The Appointee will be entitled to 25 days holiday in each calendar year, to be taken at such times as may be reasonably approved by the Board, in addition to public holidays. Except with the express approval of the Board holidays may not be carried forward from one holiday year to the next and no payment will be made by the Company (whether during the continuance or on termination of this Agreement) in lieu of holidays not taken.

8.      SICKNESS AND INJURY
        -------------------

8.1 If the Appointee is absent from work as a result of sickness or injury he will:

        (a) notify the Company by telephone as soon as practicable on the first day of his absence;

        (b) if the period of absence is less than eight consecutive calendar days, submit to the Company on his return a certificate of sickness completed by himself,

        (c) if it is eight consecutive calendar days or more, submit to the Company without delay a medical certificate signed by a practising medical practitioner in respect of each week of absence after the first.

8.2 The Appointee will, subject to compliance with clause 8.1 above and to clause 14 below, be entitled to payment of his salary at the full rate (less any social security or other benefits payable to him) during any periods of absence from work as a result of sickness or injury up to a maximum of 26 weeks in aggregate in any twelve consecutive months but he will not be entitled to any payment of salary during any absence in excess of that maximum.

8.3 The Company will pay statutory sick pay in accordance with the legislation in force at the time of absence subject to the following conditions:

        (a) the Appointee must take all proper steps to claim any of and all statutory sick pay and any national insurance or social security benefit to which he is entitled.

        (b) the Appointee may from time to time be required to produce the certificate of a medical practitioner certifying the reason and need for his absence and the Company will reimburse the reasonable cost of any certificate so provided.

        (c) payment of the Appointee's salary under clause 8.2 shall satisfy any liability the Company may have to pay statutory sick pay under the legislation from time to time in force;

        (d) the qualifying days for payment of statutory sick pay are Monday to Friday inclusive.

8.4 if the sickness or injury arises or occurs in circumstances giving rise to a claim by the Appointee against a third party, any payment (save for statutory sick pay) under this clause shall be regarded as a loan by the Company to the Appointee and if at his absolute discretion he recovers any damages from such third party (whether under a judgment of any court or by agreement) he shall repay the Company the amount of such payment provided however that if the claim is settled on a compromised basis for less than its value on full liability or if any court awards the Appointee less than such value on full liability and provided further that the Appointee has taken all reasonable steps to recover from such third party all earnings (save that such reasonable steps shall not include the commencement of legal proceedings which shall be at the Appointee's absolute discretion) (which, but for this sub-clause, he would have lost) the Appointee shall not be obliged to repay more than such proportion of such payment as the compromise settlement or court award (as the case may be) bears to the value of his claim on full liability.

8.5 Not more than once each calendar year the Appointee shall submit from time to time on request by the Company to a medical examination by a medical practitioner nominated by the Company and such medical practitioner shall be authorised to disclose to, and discuss with, the Company the results of any such examination (including the results of any blood or other test made in the course thereof). The Company shall be responsible for the fees and expenses of such medical practitioner.

9.      INTERESTS IN OTHER BUSINESSES
        -----------------------------

        Save with the written consent of the Company, the Appointee will not during the continuance of his employment be engaged or interested (except as the owner of shares or other securities quoted or dealt in on a recognised stock exchange) either directly or indirectly in any business or occupation other than the business of the Company and its subsidiaries and associates.

10.     CONFIDENTIAL
        ------------

10.1 The Appointee will not during the continuance of his employment or afterwards (unless authorised to do so by the Board or by a court of competent jurisdiction):

        (a) use for his own benefit or the benefit of any other person or use to the detriment or prejudice of the Company or any Associated Company; or

        (b) except in the proper course of his duties, disclose to any person;

        any trade secrets or confidential information relating to the business, affairs, products or processes of the Company or any of its Associated Companies.

10.2 The restriction in this clause will not prevent the Appointee, after the termination of his employment, from using for his own or another's benefit any information which

        (a) by virtue of his employment, becomes part of his own skill and knowledge; and

        (b) apart from the provisions of this Agreement, could lawfully, be used by, him for that purpose;

        but any such use will be subject to the restrictions contained in clause 11 below.

11.     PROTECTION OF INTERESTS OF COMPANY ETC.
        ---------------------------------------

11.1    in this clause 11:

        (a) "Restricted Business" means the business of the Company and the Associated Companies at the time of the termination of the Appointee's employment;

        (b) "Restricted Customer" means any firm, company or other person who during the period of twelve (12) months ending on the date of the termination of the Appointee's employment, was a customer of or in the habit of dealing with the Company or any Associated Company and with whom the Appointee had contact in the course of his employment; and

        (c) "Restricted Employee" means any person who, at the date of the termination of the Appointee's employment was an employee of the Company or any Associated Company and who could materially damage the interests of the Company or any Associated Company if he became employed in any business concern in competition with any Restricted Business.

11.2 The Appointee will not, for a period of twelve (12) months after the termination of his employment, solicit or endeavour to entice away from the Company or any Associated Company the business or custom of a Restricted Customer with a view to providing services to that Restricted Customer in competition with any Restricted Business.

11.3 The Appointee will not, for a period of twelve (12) months after the termination of his employment, provide services to or otherwise have any business dealings with any Restricted Customer in the course of any business concern which is in competition with any Restricted Business.

11.4 The Appointee will not, for a period of twelve (12) months after the termination of his employment, in the course of any business concern which is in competition with any Restricted Business offer employment to or otherwise endeavour to entice away from the Company or any Associated Company any Restricted Employee.

11.5 The Appointee will not, for a period of twelve (12) months after the termination of his employment, be engaged in or concerned in any capacity, in any business concern which is in competition with any Restricted Business. This clause shall not restrain the Appointee from being engaged or concerned in any business concern in so far as the Appointee's duties or work shall relate solely

        (a) to geographical areas where the business concern is not in competition with the Restricted Business; or

        (b) to services or activities of a kind with which the Appointee was not concerned to a material extent during the period of twelve
                (12) months ending on the date of the termination of his employment.

11.6 In this clause references to acting directly or indirectly include (without prejudice to the generality of that expression) references to acting alone or jointly with or on behalf of any other firm, company or person,

11.7 If the Company requires the Appointee not to perform any of his duties and/or excludes the Appointee from the Company's premises as set out in clause 14.8 for some or all of any period of notice, the period of the post-termination restrictions set out in this clause will be reduced by the length of the garden leave served prior to the date on which the Appointee's employment under this Agreement is terminated.

11.8 The Appointee agrees that the restrictions contained in this clause are reasonable and necessary for the protection of the legitimate interests of the Company and its Associated Companies. It is nevertheless agreed that if any of those restrictions shall taken together or separately be held to be void or ineffective for any reason but would be held to be valid and effective if part of its wording were deleted, or the period or area of application reduced, that restriction shall apply with such deletions as may be necessary to make it valid and effective. The Appointee further acknowledges that the restrictions contained in this clause shall apply in relation to all Restricted Customers notwithstanding that they may have been introduced to the Company or any Associated Company by the Appointee before-or during or his employment with the Company.

11.9 if the Company transfers all or any part of its business to a third party ("the Transferee"), the restrictions contained in this clause shall with effect from the Appointee becoming an employee of the Transferee apply to the Appointee as if references to the Company include the Transferee and references to any Associated Company mere construed accordingly and as if references to Restricted Customers, Restricted Employees and Restricted Business were construed accordingly.

11.10 The restrictions set out in this clause are without prejudice to other express or implied duties, whether fiduciary or otherwise, owed by, the Appointee to the Company or any Associated Company.

12.     JOINT APPOINTMENT
        -----------------

        The Company will be entitled from time to time to appoint any other person or persons to act jointly with the Appointee in the performance of his duties.

13.     EFFECT OF CEASING TO BE A DIRECTOR
        ----------------------------------

13.1 If during the continuance of his employment the Appointee ceases to be a director/employee of the Company (otherwise than by resignation or death) this Agreement (and his employment) will nevertheless continue and will then have effect as if he were employed as a Manager instead of a Managing Director PROVIDED ALWAYS that in ceasing to be a-director the Appointee's rights under the Share Sale and Purchase Agreement dated 6th May 1999 and made between the Appointee, Michael John Neame and the Company ("the Agreement") shall not be effected.

13.2 If the Appointee shall voluntary cease to be employed by the Company the Appointee hereby confirms that any sums then due and owing to the Appointee under the Agreement shall be forfeited.

14.     TERMINATION
        -----------

14.1 Either party will be entitled to terminate the employment of the Appointee by giving notice to the other in accordance with clause 2 above.

14.2 The Company will be entitled to terminate the employment of the Appointee without notice if:

        (a) he converts a serious or persistent breach (whether by, one or several acts or omissions) of his obligations under this Agreement or his duties as a director of tile Company or any Associated Company.

        (b) he is guilty of serious misconduct or any other conduct tending to bring himself or the Company into disrepute;

        (c) he compounds with his creditors or a petition is presented for a bankruptcy order in respect of him he petitions the Court for an interim order under Section 252 of the Insolvency Act 1986;

        (d) he is convicted of a criminal offence (other than a motoring offence under the Road Traffic Acts from time to time in force not involving a term of imprisonment).

        (e) he ceases to hold any qualification, licence or other authors, required (whether by statute or otherwise) for the proper performance of his duties under this agreement;

        (f) he is disqualified or prohibited by law from being a company, director.

        (g) he shall refuse or neglect to comply with any lawful and reasonable orders given to him by the Company or any Associated Company.

        The Appointee shall have no claim against the Company by reason of such termination.

        If the Company becomes entitled to terminate the employment of the Appointee under this clause 14.2 it shall be entitled (but without prejudice to its rights subsequently to terminate the employment on the same or any other ground) to suspend the Appointee with payment of salary for such a time as is reasonable to investigate his position.

14.3 If the Appointee is incapacitated by ill health or otherwise from carrying out his duties under this Agreement for a continuous period of 180 days or for an aggregate of 130 working days in any twelve consecutive months, the Company will be entitled to terminate his employment by not less than six (6) months' written notice.

14.4 The employment of the Appointee will terminate automatically on his achieving the normal retirement age of the Company, which shall be not less than the National Retirement Age.

14.5 On the termination of his employment for whatever reason the Appointee will promptly:

        (a) resign (if he has not already done so) from all offices held by him in the Company and its subsidiaries and associates and

        (b) deliver up to the Company, all lists of customers, correspondence, documents and other property (including any car) together with any written documentation (whether on paper or in electronic format) belonging to the Company, or any Associated Company which may be in his possession or under his control.

        and the Appointee irrevocably authorises the Company in his name and on his behalf to execute all documents and do all things necessary to effect the resignations referred to above in the event of his failure to do so.

14.6 Any termination of the employment of the Appointee will be without prejudice to his continuing obligations under this Agreement.

14.7 1f either party gives notice to terminate the employment of the Appointee and this Agreement, the Appointee agrees:

        (a) that for a period not exceeding the period of notice in clause 2.2, the Board may in its absolute discretion require the Appointee to perform only, such duties as it may reasonably allocate to him or not to perform any of his duties and may require him not to have any contact with clients or customers of the Company or any Associated Company nor any contact (other than purely social contact) with employees of the Company and any Associated Company as the Board shall reasonably determine and/or may exclude him from any premises of the Company), or of any Associated Company;

        (b) that such action taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever nor shall the Appointee have any, claim against the Company in respect of any such action;

        provided always that throughout the period of any such action the Appointee's salary and contractual benefits shall not cease to be paid or provided (unless and until his employment under this Agreement shall be terminated).

14.8 Any delay or forbearance by the Company in exercising any right of termination shall not constitute a waiver of it.

15.     WAIVER OF RIGHTS
        ----------------

        If

        (a)     the employment of the Appointee is terminated:

                (i) by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction: or

                (ii) as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation or for the transfer of the whole or part of the undertaking of the Company to any of its subsidiaries or associates, and

        (b) the Appointee is offered employment of a similar nature with the amalgamated or reconstructed or transferee company on terms not generally less favourable to him than the terms of this
                Agreement:

        the Appointee will have no claim against the Company under this Agreement in respect of that termination.

16.     ADDITIONAL PARTICULARS
        ----------------------

16.1 The particulars required to be given by law are contained in the schedule to this agreement.

16.2 Except as otherwise provided by, this Agreement, there are no terms or conditions of employment relating to hours of work or to normal working hours or to entitlement to holidays (including public holidays) or holiday pay or to incapacity for work due to sickness or injury or to pensions or pension schemes.

16.3 There are no disciplinary rules in force in relation to the Appointee, who is expected at all times to conduct himself in a manner consistent with his senior status.

16.4 if the Appointee has a grievance relating to his employment he should first apply in person to the Chairman of the Company. If the matter is not then settled the Appointee should write to the Board setting out full details of the matter. The decision of the Board on such matter shall be final.

16.5 The Appointee authorises the Company, to deduct and to retain from any salary or other remuneration (including without limitation any payment made to the Appointee in lieu of notice) accrued to him in consideration of his employment by the Company (whether or not actually paid during the continuance of his employment):

        (a) any pension or other similar contributions owed by the Appointee as a consequence of his membership of the pension scheme referred to in clause 5; and

        (b) any sum due from the Appointee to the Company or any Associated Company.

17.     ENTIRE AGREEMENT
        ----------------

        Except as otherwise expressly provided by its terms, this Agreement represents the entire understanding, and supersedes any previous agreement, between the parties in relation to the employment of the Appointee by the Company.

18.     NOTICES
        -------

        Any notice to be given under this Agreement will be in writing and will be deemed to be sufficiently served by one party, on the other if it is either delivered personally or is sent by prepaid first class post and addressed to the party to whom it is to be given, in the case of the Appointee at his last known residence and in the case of the Company at its registered office, and any such notice if so posted will be deemed to have been served on the day (excluding Sundays and public holidays) following that on which it was posted.

IN WITNESS whereof the parties have signed this Agreement.

                                  THE SCHEDULE
                                  ------------

The following constitutes the statement of the particulars of the Appointee's employment issued pursuant to the Employment Rights Act 1996. The particulars are those which apply on the date of this agreement:

         Name of employer - the Company as defined on page 1 above.
         ----------------

         Name of employee - the Appointee as defined on page 1 above.
         ----------------

         Date of commencement of employment - see clause 2.2.
         ----------------------------------

         Date of commencement of continuous period of employment - no employment
         -------------------------------------------------------
         of the Appointee with a previous employer counts as part of his continuous period of employment and his period of continuous employment began on 9th July 1990.

         Scale   or   rate   of    remuneration  or   method  of   calculating -
         -----------------------------------------------------------------------
         remuneration see clause 4.

         Intervals at which remuneration is paid - monthly - see clause 4.2.
         -------------------------------------------------

         Hours of work - there are no fixed hours of work - see clause 3.2.
         -------------

         Holidays (including public holidays) and holiday pay - see clause 7.
         ----------------------------------------------------

         Sickness or injury and sick pay - see clause 8.
         -------------------------------

         Notice - see clause 2.2.
         ------

         Job title - Joint Managing Director.
         ---------

         Place of work - see clause 3.2. The employer's address is as stated on
         ------------
         page 1 above.

         Collective  Agreements - the  Company  is not a party to any collective
         ----------------------
         agreement  which  affects the Appointee's employment.

         Working  Overseas - the  Appointee is not under any obligation to work
         -----------------
         overseas for periods exceeding one month and accordingly there are no particulars to be entered in this regard.


         Discipline and grievance procedure - There are no specific disciplinary
         ----------------------------------
         rules applicable to the Appointee's employment. If the Appointee is dissatisfied with any disciplinary decision or seeks to redress any grievance relating to his employment, he should apply in writing to the Board and the Board will endeavour to propose a solution within 14 days.

SIGNED BY
FOR AND ON BEHALF OF
24STORE LIMITED in the                     /s/ Michael Baum
presence of:                               /s/ Karl-Magnus Karlsson

SIGNED AND DELIVERED AS
A DEED BY MARTIN CLARKE                    /s/ Martin Clarke
in the presence of:
/s/ Alex Preshaw

Solicitor
Basingstoke Hampshire